(n)(ii)

AMENDED SCHEDULE B

to the

SEVENTH AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3

for

ING FUNDS TRUST

12b-1 Distribution and Service Fees

Paid Each Year by the Funds

(as a percentage of average net assets)

	Classes of Shares
Funds	A	B	C	I	O	P	R	R6	W
ING Floating Rate Fund	0.25	N/A	1.00	N/A	N/A	N/A	0.50	N/A	N/A
ING GNMA Income Fund(1),(3)	0.25	1.00	1.00	N/A	N/A	N/A	0.50	N/A	N/A
ING High Yield Bond Fund(2),(3),(4)	0.25	1.00	1.00	N/A	N/A	N/A	0.50	N/A	N/A
ING Intermediate Bond Fund(1)	0.25	1.00	1.00	N/A	0.25	N/A	0.50	N/A	N/A
ING Short Term Bond Fund	0.25	N/A	1.00	N/A	N/A	N/A	N/A	N/A	N/A
ING Strategic Income Fund	0.25	N/A	1.00	N/A	N/A	N/A	0.50	N/A	N/A

Last Approved: November 27, 2012

Last Amended: November 27, 2012 to add ING Short Term Bond Fund.

(1) ING GNMA Income Fund and ING Intermediate Bond Fund Class W shares effective December 17, 2007

(2) ING High Yield Bond Fund Class I shares effective July 31, 2008.

(3) ING GNMA Income Fund and ING HighYield Bond Fund Class R shares effective date to be determined.

(4) ING High Yield Bond Fund Class W shares effective July 29, 2011.